PURCHASE AGREEMENT

     This Purchase Agreement, dated as of September 9, 2003 (this
"Agreement"), is by and among William O. Hunt ("Hunt"), Grace A.
Hunt ("Grace") and B&G Partnership, Ltd., a Texas limited partnership ("B&G," and together with Hunt and Grace, the "Sellers"), and the party identified on the Signature Page hereof as the Purchaser (the "Purchaser").

     WHEREAS, B&G is the record and beneficial owner of 732,063 restricted shares of Common Stock (the "Owned Shares"); and

     WHEREAS, Hunt and Grace are the sole general partners of B&G; and

     WHEREAS, B&G desires to sell the Owned Shares to Purchaser and Purchaser desires to purchase the Owned Shares on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE I
                        THE TRANSACTIONS

     1.1 Description of the Transactions. Concurrently with the execution and delivery of this Agreement and subject to the terms and conditions hereof:

          (a) B&G shall sell, transfer and deliver to Purchaser the Owned Shares, free and clear of all liens, and Purchaser shall acquire the Owned Shares from B&G. B&G shall, in connection therewith, deliver to Purchaser a stock certificate or certificates representing the Owned Shares, duly endorsed or along with a stock power in the form attached hereto, whereupon Purchaser shall own the Owned Shares, free and clear of all liens.

          (b) Purchaser shall pay to B&G the sum of $475,840.95 by wire transfer to an account identified by Seller.

     1.2 Further Assurances. The parties shall, concurrently herewith and from time to time hereafter at the request of another party and without further consideration, execute and deliver or cause to be executed and delivered to the other party such further instruments of transfer, assignment, endorsement and conveyance, and shall take or cause to be taken such other action as reasonably requested, as may be necessary to effectively transfer to Purchaser the Owned Shares.

                           ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers jointly and severally represent and warrant to Purchaser as follows:


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     2.1  Power; Authorization.  Sellers have all requisite power and authority to execute and deliver this Agreement, to perform fully their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by each Seller of this Agreement, and the consummation of the transactions hereby, have been duly authorized by all requisite action of each Seller. Each Seller has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

     2.2 No Conflicts. The execution, delivery and performance by each Seller of this Agreement do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) (a) the agreement of limited partnership or other governing document of such Seller, if applicable, (b) any law applicable to a Seller or any of its respective properties or assets, (c) any contract, agreement or other instrument applicable to Sellers or any of their respective properties or assets, or (d) any decree, judgment, order, statute, rule or regulation applicable to Sellers.

     2.3  No Consents.    No consent, approval, order, authorization
or waiver from, notice to, or declaration, registration or filing with any governmental authority or other person is necessary in connection with the execution, delivery or performance by the Sellers of this Agreement or consummation of the transactions contemplated hereby, other than filings required by the Securities and Exchange Commission.

     2.4 Litigation. There is no action, claim, suit or proceeding pending, or to any Seller's knowledge threatened, by or against or affecting any Seller in connection with or relating to the transactions hereby or any action taken or to be taken in connection herewith.

     2.5 Brokers. All negotiations relating to this Agreement have been carried on without the participation of any Person acting on behalf of Sellers or their respective Affiliates in such manner as to give rise to any valid claim against Purchaser for any brokerage or finder's commission, fee or similar compensation upon consummation of the transactions hereby.

     2.6 Ownership, Valid Issuance, Transferability and Enforceability; Capitalization. B&G owns the Owned Shares free and clear of all liens, security interests and encumbrances of any nature whatsoever, and such Owned Shares were duly and validly issued (including that such issuance was made in compliance with all applicable Laws) and are fully paid and nonassessable with no personal liability attached to the ownership thereof and are not be subject to any preemptive rights or restrictions on transfer other than under applicable federal securities laws. The Owned Shares have been continuously owned by Seller for more than three years.

                           ARTICLE III
                          MISCELLANEOUS

     3.1 Notices. All notices, requests, consents, directions, and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if sent by third party courier or overnight delivery service, if mailed first-class, postage prepaid, registered or certified mail, or if sent by telecopy, telecommunication or other similar form of communication (with receipt confirmed), as follows:



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     If to Sellers, to:            William O. Hunt
                                   17604 Woods Edge Drive
                                   Dallas, Texas 75287
                                   Facsimile:  (972) 931-4032

     with a copy (which shall
     not constitute notice) to:    Andrews & Kurth, L.L.P.
                                   1717 Main Street, Suite 3700
                                   Dallas, Texas 75201
                                   Attn:  Ronald L. Brown
                                   Facsimile:  (214) 659-4819

     If to Purchaser, to:          Micro Capital Fund
                                   410 Jessie Street, Suite 1002
                                   San Francisco, CA 94103
                                   Attn:  Ian P. Ellis
                                   Facsimile (415) 625-0836

     with a copy (which shall
     not constitute notice) to:    Dyke D. Bennett, P.C.
                                   4514 Cole Avenue, #600
                                   Dallas, Texas 75205
                                   Attn:  Dyke D Bennett
                                   Facsimile (214)273-7237

or to such other address and to the attention of such other person(s) or officer(s) as any party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third business day following the day of mailing.

     3.2 Assignment. No party to this Agreement may sell, transfer, assign, pledge, or hypothecate his or its rights, interests, or obligations under this Agreement without the consent of the other parties hereto.

     3.3 Successors. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors, heirs and permitted assigns.

     3.4 Entire Agreement; Modification. This Agreement and the other documents executed and delivered in connection with this Agreement constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings, and arrangements, whether oral, written, or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by the parties hereto.

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     3.5  Governing Law.  This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Texas without regard to the conflicts of laws principles thereof. The parties agree that any litigation directly or indirectly relating to this Agreement must be brought before and determined by a court of competent jurisdiction within Dallas County, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.

     3.6 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     3.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     3.8 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement contained, contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors, heirs and permitted assigns and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

     3.9  Counterparts.    This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         [The next following page is a signature page.]




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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                              PURCHASER:

                              MICRO CAPITAL FUND, L.P.

                              By:  /s/ CHRISTOPHER P. SWANSON
                                 -------------------------------
                                 Christopher P. Swanson, VP, Micro
                                   Capital LLC

                              SELLERS:

                              B&G PARTNERSHIP, LTD.



                              By:  /s/ WILLIAM O. HUNT
                                 --------------------------------
                                 William O. Hunt, General Partner


                              By:  /s/ GRACE A, HUNT
                                 --------------------------------
                                   Grace A. Hunt, General Partner



                                   /s/ WILLIAM O. HUNT
                              -----------------------------------
                              William O. Hunt



                                   /s/ GRACE A. HUNT
                              -----------------------------------
                              Grace A. Hunt










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